Exhibit 10.ii.uuu.

AMENDMENT TO THE PRODUCT SUPPLY AGREEMENT DATED ON DECEMBER 22, 2006

By this private instrument, the parties hereby: MOSAIC DE ARGENTINA SOCIEDAD ANONIMA, herein represented by its legal representatives Sergio Garcia and Enrique Clausen, domiciled at Av. L.N. Alem 928 – 9º floor, Capital Federal – Republica Argentina, MOSAIC FERTILIZANTES DO BRASIL S.A., herein represented according its articles of incorporation, domiciled at Avenida Morumbi, 8234, 3º andar, CNPJ no. 61.156.501/000I-56, IE no. 103.693.373.118, City of Sao Paulo, hereinafter and jointly referred to as “Mosaic,” and CARGILL AGROPECUARIA S.A.C.I., herein represented by Juan Carlos Munoz, acting as Alcides Amadeo Seghetti, domiciled at Ruta International VII, Km 28.5, Minga Guazu, Republica de Paraguay, hereinafter referred to as “Cargill.” Both parties are hereinafter jointly referred to as the “Parties” and, individually, as the “Party,” and they state as follows:

WHEREAS, the parties wish to include feed products into the contractual relationship, they agree to amend the Agreement as follows:

1.	The Clause I of the Agreement shall read as follows:

“I. Agreement of Purchase and Sale

1.1.	Mosaic agrees to sell, and Cargill agrees to purchase, fertilizer and feed products always upon mutual agreement between the Parties.
1.2.	The Products must be supplied in accordance with applicable and existing legislation.”

2.	The parties hereby expressly ratify all other terms and conditions of the Agreement.

IN WITNESS WHEREOF, the parties have executed this amendment by their duly authorized representatives in three (3) copies of equal form and content.

May 16, 2007

MOSAIC DE ARGENTINA SOCIEDAD ANONIMA

MOSAIC FERTILIZANTES DO BRASIL S.A.

CARGILL AGROPECUARIA S.A.C.I.

WITNESSES: